SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

LYONDELLBASELL INDUSTRIES N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stationsplein 45

3013 AK Rotterdam

The Netherlands

(Address of Principal Executive Offices)

Registrant’s Telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 22, 2013, the term of our existing $2.0 billion Credit Agreement, dated May 4, 2012, among LyondellBasell Industries N.V. (the “Company”) and LYB Americas Finance Company, a wholly owned subsidiary of the Company, as borrowers, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto, was extended for one year until May 4, 2018 pursuant to an Extension Agreement (the “Extension Agreement”) among the parties to the Credit Agreement.

A copy of the Extension Agreement is included in this Form 8-K as Exhibit 10 and incorporated herein by reference. The summary description of the Extension Agreement in this report is qualified in its entirety by reference to Exhibit 10.

Item 8.01 Other Events.

At its Annual General Meeting of Shareholders on May 22, 2013, the Company’s shareholders approved amendments to the Company’s Articles of Association. The amended Articles of Association are filed as Exhibit 3 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3	Articles of Association of LyondellBasell Industries N.V., as amended May 22, 2013

10	Extension Agreement, dated May 22, 2013, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date: May 29, 2013	By:	/s/ Karyn F. Ovelmen

Karyn F. Ovelmen
Executive Vice President

Exhibit Index

Exhibit	Description

3	Articles of Association of LyondellBasell Industries N.V., as amended May 22, 2013

10	Extension Agreement, dated May 22, 2013, among LyondellBasell Industries N.V. and LYB Americas Finance Company, as Borrowers, the Lenders, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Deutsche Bank Securities Inc., as Syndication Agent and the other parties thereto